Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
UFS (NYSE, TSX)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2010 FINANCIAL RESULTS

Outstanding third quarter financial performance

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Net earnings of $4.44 per share, earnings before items[1] of $4.26 per share
•	EBITDA before items[1] of $334 million, up 27% over second quarter 2010
•	Plymouth mill conversion to fluff pulp on time for scheduled start-up in fourth quarter 2010

Montreal, October 29, 2010 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $191 million ($4.44 per share) for the third quarter of 2010 compared to net earnings of $31 million ($0.71 per share) for the second quarter of 2010 and net earnings of $183 million ($4.24 per share) for the third quarter of 2009. Sales for the third quarter of 2010 amounted to $1.5 billion. Excluding items listed below, the Company had earnings before items1 of $183 million ($4.26 per share) for the third quarter of 2010 compared to earnings before items1 of $116 million ($2.67 per share) for the second quarter of 2010 and earnings before items1 of $57 million ($1.32 per share) for the third quarter of 2009.

Third quarter 2010 items:

•	Charge of $14 million ($9 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Closure and restructuring costs of $1 million ($1 million after tax); and

•	Gain on sale of property, plant and equipment, and business of $14 million ($18 million after tax).

Second quarter 2010 items:

•	Loss on sale of the Wood business of $50 million ($50 million after tax);

•	Costs for debt repurchase, including premium paid, of $40 million ($24 million after tax);

•	Charge of $14 million ($9 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Closure and restructuring costs of $5 million ($4 million after tax); and

•	Gain on sale of property, plant and equipment of $2 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

Third quarter 2009 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $159 million ($116 million after tax);

•	Gain on sale of property, plant and equipment of $12 million ($12 million after tax); and

•	Closure and restructuring costs of $4 million ($2 million after tax).

“Once again, we delivered strong financial results while successfully executing our strategic roadmap. We reduced our exposure to hardwood pulp markets by selling our Woodland mill, paring cyclicality in our earnings and improving our risk profile. We also repaid our outstanding secured debt and maintained a strong liquidity position,” said John D. Williams, President and Chief Executive Officer. “While demand for fine paper is fairly stable, we remain conservative in our business approach because of continued high levels of unemployment in the U.S. and economic uncertainty.”

Mr. Williams also said, “On the front end of the business, we are working on promoting the responsible use of paper products with the launch of our “Paper Because” campaign. I am confident that this initiative will help educate consumers about the positive messages behind paper – a sustainable and purposeful product, – and demonstrate that sometimes, there is no substitute for paper.”

SEGMENT REVIEW

Papers

Operating income before items1 was $238 million in the third quarter of 2010 compared to operating income before items1 of $165 million in the second quarter of 2010. Depreciation and amortization totaled $96 million in the third quarter of 2010. When compared to the second quarter of 2010, paper shipments increased by 0.5% while pulp shipments decreased by 15%. The shipments-to-production ratio for paper was 99% in the third quarter of 2010, compared to 101% in the second quarter of 2010. When compared to the end of June, paper inventories increased by 10,000 tons and pulp inventories increased by 33,000 metric tons at the end of September.

The increase in operating income before items1 in the third quarter of 2010 was the result of lower costs related to planned maintenance downtime and lower wood fiber costs.

(In millions of dollars)	3Q 2010	2Q 2010
Sales	$1,296	$1,317
Operating income	$237	$149
Operating income before items[1]	$238	$165
Depreciation and amortization	$96	$95

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

Paper Merchants

Operating income before items was nil in the third quarter of 2010 compared to an operating loss of $1 million in the second quarter of 2010. Depreciation and amortization was $1 million in the third quarter of 2010. Deliveries increased by 9% when compared to the second quarter of 2010.

The increase in operating income in the third quarter of 2010 was primarily the result of higher average selling prices and higher deliveries.

(In millions of dollars)	3Q 2010	2Q 2010
Sales	$233	$213
Operating income (loss)	$—	$(1)
Depreciation and amortization	$1	$1

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $267 million and capital expenditures amounted to $38 million. Free cash flow1 amounted to $229 million in the third quarter of 2010. Domtar’s net debt-to-total capitalization ratio1 stood at 14% at September 30, 2010 compared to 35% at December 31, 2009.

Under its stock repurchase program, Domtar repurchased 399,720 shares of common stock at an average price of $61.07 during the third quarter of 2010. Since the implementation of the program, the Company has repurchased a total of 739,850 shares of common stock at an average price of $58.64.

OUTLOOK

Domtar’s paper shipments are expected to decline in the last quarter of the year due to seasonal factors. Pulp shipments are expected to be impacted by the sale of the Woodland facility. The Company anticipates that selling prices for pulp will continue to come under pressure through the end of the year due to capacity restarts. Input costs are expected to be seasonally higher in the fourth quarter.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its third quarter 2010 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2010 earnings on February 4, 2011 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the earnings release date.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. The Company employs approximately 8,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Annual Report on Form 10-K filed with the SEC as updated by the Company’s latest Quarterly Report on Form 10-Q. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

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4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended		Nine months ended
	September 30 2010	September 30 2009	September 30 2010	September 30 2009
	(Unaudited)
Selected Segment Information
Sales
Papers	$1,296	$1,211	$3,858	$3,444
Paper Merchants	233	239	658	661
Wood	—	59	150	148

Total for reportable segments	1,529	1,509	4,666	4,253
Intersegment sales—Papers	(56)	(63)	(178)	(178)
Intersegment sales—Wood	—	(6)	(11)	(14)

Consolidated sales	1,473	1,440	4,477	4,061

Depreciation and amortization and impairment and write-down of property, plant and equipment
Papers	96	95	287	287
Paper Merchants	1	1	3	3
Wood	—	5	10	14

Total for reportable segments	97	101	300	304
Impairment and write-down of property, plant and equipment—Papers	14	—	50	35

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	111	101	350	339

Operating income (loss)
Papers	237	294	506	438
Paper Merchants	—	2	—	5
Wood	—	(1)	(54)	(31)
Corporate	(1)	—	(4)	—

Consolidated operating income	236	295	448	412
Interest expense	24	34	126	88

Earnings before income taxes	212	261	322	324
Income tax expense	21	78	42	138

Net earnings	191	183	280	186

Per common share (in dollars)
Net earnings
Basic	4.47	4.26	6.53	4.33
Diluted	4.44	4.24	6.48	4.32
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	42.7	43.0	42.9	43.0
Diluted	43.0	43.2	43.2	43.1

Cash flows provided from operating activities	267	244	1,000	607
Additions to property, plant and equipment	38	24	112	66

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended		Nine months ended
	September 30 2010	September 30 2009	September 30 2010	September 30 2009
	(Unaudited)
Sales	$1,473	$1,440	$4,477	$4,061
Operating expenses
Cost of sales, excluding depreciation and amortization	1,048	1,124	3,397	3,363
Depreciation and amortization	97	101	300	304
Selling, general and administrative	91	85	244	254
Impairment and write-down of property, plant and equipment	14	—	50	35
Closure and restructuring costs	1	4	26	34
Other operating loss (income), net	(14)	(169)	12	(341)

	1,237	1,145	4,029	3,649

Operating income	236	295	448	412
Interest expense	24	34	126	88

Earnings before income taxes	212	261	322	324
Income tax expense	21	78	42	138

Net earnings	191	183	280	186

Per common share (in dollars)
Net earnings
Basic	4.47	4.26	6.53	4.33
Diluted	4.44	4.24	6.48	4.32
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	42.7	43.0	42.9	43.0
Diluted	43.0	43.2	43.2	43.1

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30 2010	December 31 2009
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$537	$324
Receivables, less allowances of $8 and $8	653	536
Inventories	639	745
Prepaid expenses	28	46
Income and other taxes receivable	43	414
Deferred income taxes	139	137

Total current assets	2,039	2,202
Property, plant and equipment, at cost	9,335	9,575
Accumulated depreciation	(5,555)	(5,446)

Net property, plant and equipment	3,780	4,129
Intangible assets, net of amortization	56	85
Other assets	114	103

Total assets	5,989	6,519

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	26	43
Trade and other payables	662	686
Income and other taxes payable	30	31
Long-term debt due within one year	22	11

Total current liabilities	740	771
Long-term debt	961	1,701
Deferred income taxes and other	1,033	1,019
Other liabilities and deferred credits	444	366
Shareholders’ equity
Exchangeable shares	66	78
Additional paid-in capital	2,766	2,816
Retained earnings (accumulated deficit)	43	(216)
Accumulated other comprehensive loss	(64)	(16)

Total shareholders’ equity	2,811	2,662

Total liabilities and shareholders’ equity	5,989	6,519

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Nine months ended
	September 30 2010	September 30 2009
	(Unaudited)
Operating activities
Net earnings	$280	$186
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	300	304
Deferred income taxes	7	122
Impairment and write-down of property, plant and equipment	50	35
Loss (gain) on repurchase of long-term debt	40	(12)
Net losses (gains) on disposals of property, plant and equipment and sale of businesses	33	(12)
Stock-based compensation expense	3	6
Other	(6)	8
Changes in assets and liabilities, excluding the effects of sale of businesses
Receivables	(134)	(141)
Inventories	40	234
Prepaid expenses	(2)	(2)
Trade and other payables	(4)	25
Income and other taxes	375	(172)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	5	10
Other assets and other liabilities	13	16

Cash flows provided from operating activities	1,000	607

Investing activities
Additions to property, plant and equipment	(112)	(66)
Proceeds from disposals of property, plant and equipment	26	16
Proceeds from sale of businesses	161	—

Cash flows provided from (used for) investing activities	75	(50)

Financing activities
Dividend payments	(11)	—
Net change in bank indebtedness	(16)	(13)
Change of revolving bank credit facility	—	(60)
Issuance of long-term debt	—	385
Repayment of long-term debt	(763)	(451)
Borrowings under accounts receivable securitization program	20	—
Debt issue and tender offer costs	(26)	(14)
Stock repurchase	(44)	—
Prepaid on structured stock repurchase, net	(19)	—
Other	(3)	—

Cash flows used for financing activities	(862)	(153)

Net increase in cash and cash equivalents	213	404
Translation adjustments related to cash and cash equivalents	—	13
Cash and cash equivalents at beginning of period	324	16

Cash and cash equivalents at end of period	537	433

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings (loss) before items”, “Earnings (loss) before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and the overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings (loss) before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our ongoing operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2010				2009
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings (loss) before items” to Net earnings (loss)
	Net earnings (loss)	($)	58	31	191	280	(45)	48	183	124	310
(-)	Alternative fuel tax credits	($)	(18)	—	—	(18)	(28)	(79)	(116)	(113)	(336)
(+)	Impairment and write-down of property, plant and equipment	($)	16	9	9	34	21	—	—	22	43
(+)	Closure and restructuring costs	($)	14	4	1	19	14	4	2	24	44
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(1)	48	(18)	29	—	—	(12)	3	(9)
(-)	Loss (gain) on repurchase of long-term debt	($)	—	24	—	24	—	(6)	—	—	(6)
(=)	Earnings (loss) before items	($)	69	116	183	368	(38)	(33)	57	60	46
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	43.3	43.4	43.0	43.2	43.0	43.0	43.2	43.3	43.2
(=)	Earnings (loss) before items per diluted share	($)	1.59	2.67	4.26	8.52	(0.88)	(0.77)	1.32	1.39	1.06

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings (loss)
	Net earnings (loss)	($)	58	31	191	280	(45)	48	183	124	310
(+)	Income tax expense (benefit)	($)	26	(5)	21	42	(8)	68	78	42	180
(+)	Interest expense	($)	32	70	24	126	31	23	34	37	125
(=)	Operating income (loss)	($)	116	96	236	448	(22)	139	295	203	615
(+)	Depreciation and amortization	($)	102	101	97	300	99	104	101	101	405
(+)	Impairment and write-down of property, plant and equipment	($)	22	14	14	50	35	—	—	27	62
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(1)	48	(14)	33	—	—	(12)	5	(7)
(=)	EBITDA	($)	239	259	333	831	112	243	384	336	1,075
(/)	Sales	($)	1,457	1,547	1,473	4,477	1,302	1,319	1,440	1,404	5,465
(=)	EBITDA margin	(%)	16%	17%	23%	19%	9%	18%	27%	24%	20%
	EBITDA	($)	239	259	333	831	112	243	384	336	1,075
(-)	Alternative fuel tax credits	($)	(25)	—	—	(25)	(46)	(131)	(159)	(162)	(498)
(+)	Closure and restructuring costs	($)	20	5	1	26	24	6	4	29	63
(=)	EBITDA before items	($)	234	264	334	832	90	118	229	203	640
(/)	Sales	($)	1,457	1,547	1,473	4,477	1,302	1,319	1,440	1,404	5,465
(=)	EBITDA margin before items	(%)	16%	17%	23%	19%	7%	9%	16%	14%	12%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	123	610	267	1,000	57	306	244	185	792
(-)	Additions to property, plant and equipment	($)	(31)	(43)	(38)	(112)	(24)	(18)	(24)	(40)	(106)
(=)	Free cash flow	($)	92	567	229	888	33	288	220	145	686

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	19	30	26		52	24	30	43
(+)	Long-term debt due within one year	($)	31	30	22		18	13	13	11
(+)	Long-term debt	($)	1,600	1,186	961		2,195	2,162	1,971	1,701
(=)	Debt	($)	1,650	1,246	1,009		2,265	2,199	2,014	1,755
(-)	Cash and cash equivalents	($)	(314)	(514)	(537)		(145)	(381)	(433)	(324)
(=)	Net debt	($)	1,336	732	472		2,120	1,818	1,581	1,431
(+)	Shareholders’ equity	($)	2,748	2,642	2,811		2,073	2,264	2,580	2,662
(=)	Total capitalization	($)	4,084	3,374	3,283		4,193	4,082	4,161	4,093
	Net debt	($)	1,336	732	472		2,120	1,818	1,581	1,431
(/)	Total capitalization	($)	4,084	3,374	3,283		4,193	4,082	4,161	4,093
(=)	Net debt-to-total capitalization	(%)	33%	22%	14%		51%	45%	38%	35%

“Earnings (loss) before items”, “Earnings (loss) before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2010

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers				Paper Merchants				Wood				Corporate
			Q1’10	Q2’10	Q3’10	YTD	Q1’10	Q2’10	Q3’10	YTD	Q1’10	Q2’10	Q3’10	YTD	Q1’10	Q2’10	Q3’10	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	120	149	237	506	1	(1)	—	—	(5)	(49)	—	(54)	—	(3)	(1)	(4)
(+)	Alternative fuel tax credits	($)	(25)	—	—	(25)	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Impairment and write-down of property, plant and equipment	($)	22	14	14	50	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	20	5	1	26	—	—	—	—	—	—	—	—	—	—	—	—
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	—	(3)	(14)	(17)	—	—	—	—	(1)	49	—	48	—	2	—	2
(=)	Operating income (loss) before items	($)	137	165	238	540	1	(1)	—	—	(6)	—	—	(6)	—	(1)	(1)	(2)
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	137	165	238	540	1	(1)	—	—	(6)	—	—	(6)	—	(1)	(1)	(2)
(+)	Depreciation and amortization	($)	96	95	96	287	1	1	1	3	5	5	—	10	—	—	—	—
(=)	EBITDA before items	($)	233	260	334	827	2	—	1	3	(1)	5	—	4	—	(1)	(1)	(2)
(/)	Sales	($)	1,245	1,317	1,296	3,858	212	213	233	658	67	83	—	150	—	—	—	—
(=)	EBITDA margin before items	(%)	19%	20%	26%	21%	1%	—	—	—	—	6%	—	3%	—	—	—	—

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2009

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	(6)	150	294	212	650	2	1	2	2	7	(18)	(12)	(1)	(11)	(42)	—	—	—	—	—
(-)	Alternative fuel tax credits	($)	(46)	(131)	(159)	(162)	(498)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Impairment and write-down of property, plant and equipment	($)	35	—	—	27	62	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	22	4	4	22	52	—	1	—	1	2	2	1	—	6	9	—	—	—	—	—
(-)	Net losses (gains) on disposals of property, plant and equipment	($)	—	—	(1)	5	4	—	—	—	—	—	—	—	(8)	—	(8)	—	—	(3)	—	(3)
(=)	Operating Income (loss) before items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)	—	—	(3)	—	(3)
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)	—	—	(3)	—	(3)
(+)	Depreciation and amortization	($)	94	98	95	95	382	1	1	1	—	3	4	5	5	6	20	—	—	—	—	—
(=)	EBITDA before items	($)	99	121	233	199	652	3	3	3	3	12	(12)	(6)	(4)	1	(21)	—	—	(3)	—	(3)
(/)	Sales	($)	1,106	1,127	1,211	1,188	4,632	217	205	239	212	873	43	46	59	63	211	—	—	—	—	—
(=)	EBITDA margin before items	(%)	9%	11%	19%	17%	14%	1%	1%	1%	1%	1%	—	—	—	2%	—	—	—	—	—	—

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2010				2009
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,245	1,317	1,296	3,858	1,106	1,127	1,211	1,188	4,632
Intersegment sales - Papers	($)	(62)	(60)	(56)	(178)	(60)	(55)	(63)	(53)	(231)
Operating income (loss)	($)	120	149	237	506	(6)	150	294	212	650
Depreciation and amortization	($)	96	95	96	287	94	98	95	95	382
Impairment and write-down of property, plant and equipment	($)	22	14	14	50	35	—	—	27	62
Papers
Papers Production	(‘000 ST)	906	882	906	2,694	869	912	920	903	3,604
Papers Shipments	(‘000 ST)	960	891	896	2,747	913	929	972	943	3,757
Uncoated Freesheet	(‘000 ST)	925	889	896	2,710	887	901	939	890	3,617
Coated Groundwood	(‘000 ST)	35	2	—	37	26	28	33	53	140
Pulp
Pulp Shipments(a)	(‘000 ADMT)	388	486	412	1,286	314	393	446	386	1,539
Hardwood Kraft Pulp	(%)	40%	38%	37%	39%	33%	33%	40%	35%	36%
Softwood Kraft Pulp	(%)	49%	52%	53%	51%	54%	54%	49%	54%	52%
Fluff Pulp	(%)	11%	10%	10%	10%	13%	13%	11%	11%	12%
Paper Merchants Segment
Sales	($)	212	213	233	658	217	205	239	212	873
Operating income (loss)	($)	1	(1)	—	—	2	1	2	2	7
Depreciation and amortization	($)	1	1	1	3	1	1	1	—	3
Wood Segment
Sales	($)	67	83	—	150	43	46	59	63	211
Intersegment sales - Wood	($)	(5)	(6)	—	(11)	(4)	(4)	(6)	(6)	(20)
Operating loss	($)	(5)	(49)	—	(54)	(18)	(12)	(1)	(11)	(42)
Depreciation and amortization	($)	5	5	—	10	4	5	5	6	20
Lumber Production	(Millions FBM)	172	165	—	337	121	131	147	161	560
Lumber Shipments	(Millions FBM)	164	187	—	351	125	135	153	161	574
Average Exchange Rates	CAN	1.041	1.028	1.039	1.036	1.245	1.167	1.097	1.056	1.142
	US	0.961	0.973	0.962	0.965	0.803	0.857	0.911	0.947	0.876

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

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